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                                                                    EXHIBIT j(2)


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the use of our reports dated December 10, 2002, on the financial statements and financial highlights of the AIM Opportunities I Fund, AIM Opportunities II Fund, and AIM Opportunities III Fund as of and for the year ended October 31, 2002 in the Post-Effective Amendment Number 9 to the Registration Statement (Form N-1A No. 333-47949).



                                                   /s/ ERNST & YOUNG LLP

Houston, Texas
February 20, 2003